Schedule 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the registrant   X

Filed by a party other than the registrant

Check the appropriate box:

    Preliminary proxy statement

 X  Definitive proxy statement

    Definitive additional materials

    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         JEFFERSON BANKSHARES, INC.
            (Name of Registrant as Specified in Its Charter)


Payment of filing fee  (Check the appropriate box):

 X   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securites to which transaction applies:

(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

    (2)  Form, schedule or registration statement no.:

    (3)  Filing party:

    (4)  Date filed:

                         JEFFERSON BANKSHARES, INC.
                            123 East Main Street
                        Charlottesville, Virginia  22902



To the Shareholders of
Jefferson Bankshares, Inc.:

     You are cordially invited to attend the annual meeting of shareholders of Jefferson Bankshares, Inc., which will be held Tuesday, April 25, 1995, beginning at 10:00 A.M. local time in the Community Room in the Jefferson National Bank Operations Center at 321 East Main Street in Charlottesville, Virginia.

      The Notice of Meeting, the Proxy Statement containing information about business to be transacted at the meeting and the form of proxy are enclosed. The corporation's Annual Report for 1994 has already been mailed to you under separate cover.

     Whether or not you plan to attend the annual meeting in person, please date and sign the proxy and return it as soon as possible in the enclosed stamped, addressed envelope. If you are present at the annual meeting and wish to vote in person, you may withdraw the proxy at that time.

     I appreciate your continuing support of Jefferson Bankshares, Inc., and I encourage you to recommend the corporation's services to your friends and neighbors.

     I look forward to seeing you at the meeting.

                                Sincerely,



                                O. Kenton McCartney
                                President and
                                Chief Executive Officer


CHARLOTTESVILLE, VIRGINIA
MARCH 15, 1995

                           JEFFERSON BANKSHARES, INC.
                           Charlottesville, Virginia

                  Notice of Annual Meeting of Shareholders

                        To be Held April 25, 1995


To the Shareholders of
Jefferson Bankshares, Inc.:

     The 1995 annual meeting of shareholders of Jefferson Bankshares, Inc. will be held in the Community Room of the Jefferson National Bank Operations Center at 321 East Main Street in Charlottesville, Virginia, on Tuesday, April 25, 1995, at 10:00 A.M. local time for the following purposes:

     1. To elect directors of Jefferson Bankshares, Inc. for the following year;

     2. To consider and vote on a proposal to approve the 1995 Long Term Incentive Stock Plan;

     3. To consider and vote on the Deferred Compensation and Stock Purchase Plan for Non-Employee Directors;

     4. To approve the selection of KPMG Peat Marwick LLP as independent auditors for Jefferson Bankshares, Inc. for 1995;

     5. To consider and vote on the shareholder proposal set forth in the accompanying proxy statement if such proposal is brought before the meeting; and

     6. To act upon such other matters as may properly come before the meeting.

     You are entitled to notice of and to vote at the meeting if you were a shareholder of record at the close of business on March 1, 1995.




                                           William M. Watson, Jr.
                                           General Counsel and Secretary

CHARLOTTESVILLE, VIRGINIA
MARCH 15, 1995

___________________________________________________________________________

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IF YOU ARE UNABLE TO ATTEND THE MEETING.
___________________________________________________________________________

                           JEFFERSON BANKSHARES, INC.
                             123 East Main Street
                           Charlottesville, Virginia

                                PROXY STATEMENT

                              GENERAL INFORMATION

Proxy Statement

     This Proxy Statement explains the matters on which shareholders will vote at the 1995 annual meeting and gives information about the persons who will be nominated for election as directors of Jefferson Bankshares, Inc. (the "Corporation"). The approximate mailing date of this Proxy Statement and the enclosed proxy is March 15, 1995. The executive offices of the Corporation are located in the Jefferson National Bank Building at 123 East Main Street in Charlottesville, Virginia; and the mailing address for such offices is Post Office Box 711, Charlottesville, Virginia 22902.

Voting By Proxy

     You may use the enclosed proxy to vote in the election of directors, on the approval of the 1995 Long Term Incentive Stock Plan and the Deferred Compensation and Stock Purchase Plan for Non-Employee Directors, the selection of auditors for the Corporation, and on a shareholder proposal which is expected to presented at the meeting. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering another proxy or written notice of revocation to the Corporation's Secretary. A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein, for the proposed 1995 Long Term Incentive Stock Plan, for the proposed Deferred Compensation and Stock Purchase Plan for Non-Employee Directors, for the approval of the selection of KPMG Peat Marwick LLP as independent auditors for the Corporation for 1995, and against the shareholder proposal, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions.

Solicitation Of Proxies

     The proxies are being solicited by the Corporation, which will pay the cost of solicitation. The solicitation will be made primarily by use of the mails, although some officers and regular employees of the Corporation and its subsidiaries may solicit proxies personally or by telephone (but without any compensation in addition to their regular salaries). The Corporation will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses which they incur in sending proxy materials to the beneficial owners of the Corporation's common stock.

Voting Securities

     You are entitled to notice of and to vote at the 1995 annual meeting if you were a shareholder of record on March 1, 1995. As of that date, 15,170,250 shares of the Corporation's common stock were outstanding. Each share of common stock is entitled to one vote.

     A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting.

     The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. The affirmative vote of a majority of the votes cast will be required to act on all other matters to come before the annual meeting. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors or other matters to come before the annual meeting.


Principal Beneficial Owners

     The Corporation knows of no person who, as of March 1, 1995, beneficially owned or had the right to acquire more than five percent of the Corporation's outstanding common stock.

             INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Shares Beneficially Owned By Directors And Executive Officers

     Following is a table which indicates as of March 1, 1995, the amount and the percent of beneficial ownership of the Corporation's common stock for each director, executive officer named in the compensation table on page 8, and all directors and executive officers as a group. Unless otherwise noted, each individual has sole voting and sole investment power with respect to the number of shares set forth opposite his name.

Names of Directors,          Amount and Nature of          Percent of
Executive Officers           Beneficial Ownership         Common Stock
and Directors and
Executive Officers as
a group

Robert H. Campbell, Jr.                3,537  (1)               *
John T. Casteen, III                   2,322                    *
Hovey S. Dabney                       78,000  (2)               *
Lawrence S. Eagleburger                  100                    *
Hunter Faulconer                     218,346  (3)              1.44
Fred L. Glaize, III                  296,073  (4)              1.95
Henry H. Harrell                       9,601                    *
Alex J. Kay, Jr.                       4,870                    *
J. A. Kessler, Jr.                     4,082  (5)               *
O. Kenton McCartney                    4,660                    *
Allen T. Nelson, Jr.                   1,009                    *
W. A. Pace, Jr.                        6,538                    *
W. A. Rinehart, III                   65,086  (6)               *
Gilbert M. Rosenthal                   7,442                    *
Alson H. Smith, Jr.                    2,914                    *
Lee C. Tait                            3,630                    *
H. A. Williamson, Jr.                 14,384                    *
Directors and Executive Officers
 as a group (19 Persons)             726,419  (7)              4.79

    * Less than 1%

(1)  Does not include 215 shares owned by Mrs. Campbell.

(2)  Does not include 1,600 shares owned by Mrs. Dabney.

(3) Includes 134,666 shares held by a trust under the Estate of P. H. Faulconer. Mr. Faulconer and Jefferson National are co-trustees of the trust, and Mr. Faulconer has a life interest in a portion of the income from the trust.

(4) Includes 290,864 shares owned by Amherst Corporation, 24% of the stock of which is beneficially owned by Mr. Glaize and of which Mr. Glaize is President and a director, and 2,489 shares owned by Glaize Developments, Inc., 25% of the stock of which is beneficially owned by Mr. Glaize and of which Mr. Glaize is a Vice President and a director.

(5)  Does not include 7,308 shares owned by Mrs. Kessler.

(6) Includes 21,000 shares held by a revocable trust in which Mr. Rinehart has all beneficial interests and of which Jefferson National is the trustee. Also includes 43,086 shares held by four trusts of which Mr. Rinehart and Jefferson National are co-trustees. Mr. Rinehart has a life interest in one of the four trusts and a residual interest in another. Does not include 1,133 shares owned by Mrs. Rinehart.

(7) Does not include shares held by spouses of directors and executive officers.

Section 16(a) Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and persons who own more than ten percent of the Corporation's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Corporation's common stock and to provide copies of the reports to the Corporation. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required to be filed, during the fiscal year ended December 31, 1994, the Corporation's executive officers, directors and greater than ten percent beneficial owners complied with their respective Section 16(a) reporting requirements.

Nominations For Directors

     Fourteen persons are to be elected as directors of the Corporation, each to serve until their successors are elected and qualified. The 14 persons who are named below will be nominated at the meeting. Each person is presently a director, has consented to being named as a nominee in this Proxy Statement, and has indicated that he is willing to serve as a director if elected. However, if at the time of the meeting any nominee is unable or unwilling to serve, shares represented by proxies will be voted at the discretion of the proxies for such other person or persons as the Board of Directors may nominate.

     Shareholders may nominate other persons at the meeting, if certain rules are followed. However, only 14 persons will be elected directors, and, if additional nominations are made at the meeting, the 14 persons receiving the greatest number of votes will be elected. The rules governing nominations by shareholders are contained in the Corporation's bylaws. A shareholder who desires to make an additional nomination at the meeting must first give a written notice to the President of the Corporation at its executive office in Charlottesville, Virginia, at least 14 days before the meeting. The notice must state: (i) the name, address and principal occupation of each proposed nominee; (ii) to the extent known, the number of shares of the Corporation's common stock that will be voted for him or her; (iii) the name and residence address of the nominating shareholder; and (iv) the number of shares of the Corporation's common stock which the nominating shareholder owns. Unless such notice has been given, the chairman of the meeting may disregard the nomination.


Name, Age and                    Positions Held with
Principal Occupation             the Corporation                Year First
for Last Five Years              or Subsidiaries             Became a Director

John T. Casteen, III (51)        Director and Chairman of            1990
  President, University          the Executive Compensation
  of Virginia (before 1990,      Committee of the Corporation;
  President of the               a member of the Central
  University of                  Region Board of Directors of
  Connecticut)                   Jefferson National

Hovey S. Dabney (71)             Chairman and Chairman              1979
  Retired (before                of the Executive Committee
  January 1994, the Chief        of the Corporation; Chairman
  Executive Officer of           of Jefferson National
  the Corporation and
  Jefferson National)

Lawrence S. Eagleburger (64)(1)  Director and a member              1993
  Senior Foreign Policy          of the Executive Committee
  Advisor, Baker, Worthington,   of the Corporation; a
  Crossley, Stansberry & Woolf   member of the Central Region
  (law firm)                     Board of Directors of
                                 Jefferson National

Hunter Faulconer (88)            Director and a member             1979
  Farmer, horse breeder and      of the Executive Compensation
  investor                       Committee of the Corporation;
                                 a member of the Central Region
                                 Board of Directors of
                                 Jefferson National

Fred L. Glaize, III (59)(2)      Director and a member             1984
  Partner, Glaize and Bros.      of the Executive Committee
  (building supply company)      of the Corporation; a member
                                 of the Northern Region Board
                                 of Directors of Jefferson
                                 National

Henry H. Harrell (55)(3)         Director and a member             1979
  Chairman and Chief             of the Executive Compensation
  Executive Officer,             Committee of the Corporation;
  Universal Corporation          a member of the Eastern Region
  (leaf tobacco dealer)          Board of Directors of
                                 Jefferson National

Alex J. Kay, Jr. (66)            Director and a member of          1979
  Retired Director of            the Executive Committee of
  Operations Support, Philip     the Corporation; a member
  Morris, U.S.A., Inc.           of the Eastern Region Board of
  (tobacco products)             Directors of Jefferson National

J. A. Kessler, Jr. (67)          Director and a member of          1979
  President, R. E. Lee & Son,    the Audit Committee of the
  Inc. (building contractor)     Corporation; a member of the
                                 Central Region Board of
                                 Directors of Jefferson National

O. Kenton McCartney (51)         Director, President and           1992
  Has worked full-time with      Chief Executive Officer of the
  Corporation or affiliates      Corporation; Director, President
                                 and Chief Executive Officer of
                                 Jefferson National; Director of
                                 Charter Insurance Managers, Inc.,
                                 Grace Insurance Agency, Incorporated;
                                 Jefferson Financial, Inc., and
                                 Jefferson Properties, Inc.

W. A. Rinehart, III (77)         Director and a member of          1979
  Retired; (before 1991, a       the Audit Committee of the
  consultant or Senior Vice      Corporation; a member of
  President, Hilb, Rogal and     the Central Region Board of
  Hamilton of Charlottesville)   Directors of Jefferson National
  (independent general
  insurance agency)

Gilbert M. Rosenthal (69)(4)     Director and a member of          1979
  Retired; (before October       the Executive Committee of the
  1993, the Chairman and Chief   Corporation; a member of
  Executive Officer Standard     the Eastern Region Board of
  Drug Company) (retail          Directors of Jefferson National
  business)

Alson H. Smith, Jr. (67)         Director and Chairman of         1984
  Chairman of the Board,         Corporation; a member of the
  Shenandoah Foods, Inc.         Northern Region Board of
  (wholesale food distributor)   Directors of Jefferson National

Lee C. Tait (76)                 Director and a member of the     1979
  Retired Senior Vice            Executive Compensation Committee
  President, C & P Telephone     of the Corporation; a member of
  Company of Virginia            the Eastern Region Board of
                                 Directors of Jefferson National

H. A. Williamson, Jr. (64)       Director and a member of the     1989
  Realtor                        Audit Committee of the
                                 Corporation; a member of the
                                 Hampton Roads Region Board of
                                 Directors of Jefferson National

______________________________________________________________________________
(1) From January - March 1989, Deputy Secretary of State Designate; from March 1989 - August 1992, Deputy Secretary of State; from
     August 1992 - January 1993, Acting Secretary of State and Secretary of State. Mr. Eagleburger is also a director of Dresser Industries, Inc. Philips Petroleum Company, Stimsonite Corporation and Universal Corporation, all of which are subject to the reporting requirements of the Securities Exchange Act of 1934.

(2) In 1991, the Office of Thrift Supervision ("OTS") advised Mr. Glaize of its intention to initiate administrative proceedings against him for failure to obtain the prior approval of OTS and to file certain required reports in connection with the acquisition of the stock of a financial institution. Mr. Glaize consented to the entry of a cease and desist order and the assessment of a $1,000 penalty during June, 1992. The order directed Mr. Glaize, among other things, to cease and desist from any violations of certain federal banking and securities laws. Mr. Glaize has advised the Corporation that he was unaware that his actions might have required regulatory approval or the filing of reports and that he has disposed of all of the shares at issue.

(3)  From October 1988 through October 1991, President and Chief
     Executive Officer of Universal Corporation. Universal Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934.

(4) Mr. Rosenthal is also a director of American Filtrona Corporation, which is subject to the reporting requirements of the Securities Exchange Act of 1934.
___________________________________________________________________________

     The Corporation has an Audit Committee which meets with both internal and independent auditors to discuss and to review their work and the strengths and weaknesses of financial controls. The Committee met three times in 1994. Messrs. Smith, Kessler, Rinehart and Williamson are members of the Committee.

     The Corporation has an Executive Compensation Committee which recommends the annual compensation for the Chief Executive Officer and reviews recommendations made by the Chief Executive Officer as to annual compensation for executive officers and other key employees. The Committee met three times in 1994. Messrs. Casteen, Faulconer, Harrell and Tait are members of the Committee.

     The Corporation has an Executive Committee which can act in lieu of the Board of Directors with respect to regular business matters. The Committee met four times in 1994. Messrs. Dabney, Eagleburger, Glaize, Kay and Rosenthal are members of the Committee.

     In 1994, the Corporation's Board of Directors met six times. No incumbent director attended fewer than 75% of the meetings for which he was responsible during 1994.

Compensation Of Executive Officers And Directors

A.   Executive Compensation Committee Report on Executive Compensation

     The Corporation's compensation program for executive officers is administered by the Executive Compensation Committee of the Board of Directors. The Committee is comprised entirely of non-employee directors and presently consists of Messrs. Casteen, Faulconer, Harrell and Tait. Mr. Casteen serves as chairman of the Committee. Messrs. Faulconer and Harrell joined the Committee in April 1994 as part of the Corporation's re-assignment of directors to new Committees. Because Messrs. Faulconer and Harrell did not join the Committee until April 1994, they did not participate in the Committee's 1994 compensation decisions. Committee members are not eligible to participate in any of the plans that cover the Corporation's executive officers.

     Executive compensation has, to date, consisted primarily of base salary, an award under the Corporation's Incentive Stock Plan adopted in 1985 (the "1985 Incentive Stock Plan") and participation in the Profit Sharing Plan, Pension Plan and, if applicable, Senior Officer's Supplemental Pension Plan. Total compensation is designed to attract and retain qualified personnel capable of enabling the Corporation to achieve its objectives in an environment characterized by increased competition and regulatory oversight.

     The 1985 Incentive Stock Plan, which the shareholders had approved, expired after the awards granted in May 1994. Subject to the receipt of shareholder approval, the 1995 Long Term Incentive Stock Plan will replace the 1985 Incentive Stock Plan. See "Proposal To Adopt 1985 Long Term Incentive Stock Plan."

     The Corporation is subject to Section 162(m) of the Internal Revenue Code which imposes a $1 million dollar limit on the amount of compensation that will be deductible by the Corporation with respect to the Chief Executive Officer and the four other most highly compensated executive officers. Performance-based compensation that meets certain requirements will not be subject to the deduction limit. The Corporation has designed the 1995 Long Term Incentive Stock Plan with the intention of making such plan meet the requirements for performance-based compensation.

     The Committee, with the assistance of the Corporation's legal counsel, has reviewed the impact of Section 162(m) on the Corporation and believes that it is unlikely that the compensation paid to any executive officer during the current fiscal year will exceed the limit. The Committee will continue to monitor the impact of the Section 162(m) limit and to assess alternatives for avoiding any loss of tax deductions in future years.

     The Executive Compensation Committee establishes the incentive awards and recommends to the Board of Directors the annual salary for the Chief Executive Officer and the other executive officers. The Committee receives recommendations from the Chief Executive Officer as to the annual salary and incentive stock awards for the other executive officers and other key employees. In reviewing the Chief Executive Officer's recommendations, the Committee meets with the Chief Executive Officer to discuss the performance appraisals for the executive officers and considers the profitability of the Corporation, the salary structure of the Corporation (including the average annual salary increase) and the relative importance of the executive officer to enable the Corporation to achieve its goals. The Executive Compensation Committee approved all recommendations of the Chief Executive Officer and, except for the base salary for the Chief Executive Officer, the Board of Directors approved all recommendations of the Executive Compensation Committee for the most recent fiscal year.

     Each year salaries for personnel other than the Chief Executive Officer are increased, on average, by a target percentage determined through the Corporation's budgetary process with consideration given primarily to the Corporation's past and expected financial performance and, secondarily, to general economic conditions. Methods used to measure the Corporation's financial performance include net income on both an aggregate and per share basis, the rate of growth of net income, return on average equity (i.e., net income divided by average equity), return on average assets (i.e., net income divided by average assets), and the measures for safety and soundness used by the various regulatory agencies. The principal method used by the Corporation is the return on average assets. In the banking industry a return of one percent is generally indicative of good financial performance; for the Corporation a return of one percent is a minimum goal.

     During the five-year period for 1990 through 1994, average annual salary increases ranged from 3.67% to 5.32%. For 1994, this average increase was 4.97% which reflected the Corporation's favorable performance in the prior year as evidenced by a return on average assets of 1.27% and record earnings. An individual executive officer's increase may have varied from this average increase depending upon such officer's performance and contributions during the most recent fiscal year and upon any changes in such officer's job duties and level of responsibility.

     Participation in the Profit Sharing Plan is, and the 1985 Incentive Stock Plan has been, designed to align the interests of executives with those of the Corporation's shareholders by rewarding an executive for improvement in corporate performance measured by earnings and by increasing the executive's investment in the Corporation. The amount contributed by the Corporation to the Profit Sharing Plan is based on a plan formula such that contributions cannot exceed 5.25% of the Corporation's adjusted net operating income and is allocated to each executive officer based upon such officer's compensation relative to that of other participants.

     The 1985 Incentive Stock Plan was approved by shareholders in 1985 and expired after the awards made in May 1994. At the time of the first award of stock units to each executive officer (including the Chief Executive Officer) under the plan, the Committee reserved a number of stock units sufficient to allow comparable annual awards to such officer for the remaining term of the plan. Whether an executive officer received any or all of the reserved award for a given year was based upon such officer's satisfactory individual performance. In approving the size of the initial award for an officer, the Committee considered such officer's level of responsibility and the size of any awards previously approved for other executive officers. The Committee believed that after the initial determination, awards should generally be made annually on a consistent basis, subject to the recipient's individual performance and subject to changes in job responsibilities. The Committee did not consider it necessary to discriminate between executives based on their respective holdings of the Corporation's common stock in order to achieve the plan's purposes. The actual receipt of stock underlying the award is contingent upon continued service with the Corporation.

     Compensation for the Chief Executive Officer has been, to a certain degree, subjective and the approach used by the Committee to establish such compensation is different from that used for other executive officers. Rather than directly tying the Chief Executive Officer's salary to corporate performance and, thus, creating the potential for significant changes for any given year, the Committee has set the salary at a level that reflects individual performance and experience and that it considers to be sufficient to attract and retain a qualified person to be the chief executive officer and afford such person a comfortable, but not extravagant, life-style given the cost of living in Charlottesville, Virginia and given the Corporation's trade area. The Committee also takes into consideration length of service with the Corporation, standing in the local, as well as the banking, community, and salary levels for comparable positions at comparable financial institutions. Corporate performance (principally return on average assets) is also considered by the Committee.

     In determining salary levels at comparable financial institutions, the Committee relies on an annual survey prepared by the Federal Reserve Bank of Richmond for financial institutions that have between 1 and 5 billion dollars in assets and are located in the District of Columbia, Virginia, North Carolina, South Carolina, Maryland, and all but a small portion of West Virginia. The annual survey that the Committee used when making its 1994 compensation decision for the Chief Executive Officer included information on 14 financial institutions. The survey showed, for these institutions, the "high," "average," and "low" salary and applicable bonuses paid to the person occupying the top position for the immediately preceding year.

     For 1993, the Corporation succeeded in raising earnings to record levels in a challenging environment characterized by funds leaving the banking system to find higher returns, lackluster loan demand and pressure on the net interest margin. In addition, the Corporation implemented its planned management succession as Mr. McCartney replaced Hovey S. Dabney as Chief Executive Officer of both the Corporation and Jefferson National. Net income increased on an aggregate basis to $23.6 million from $21 million in 1992 and on a per share basis to $1.57 from $1.50 in 1992. In addition, the Corporation achieved a return on average assets of 1.27%, thus surpassing its minimum goal of a return of at least one percent.

     The Committee recommended that Mr. McCartney's salary for 1994 be set at $200,000, or approximately 8.11% more than his salary for 1993. The Board of Directors believed that a higher salary would be more commensurate with his new responsibilities and modified the Committee's recommendation to increase Mr. McCartney's salary to $250,000, or approximately 35.14% more than his 1993 salary. This amount placed the Chief Executive Officer's compensation at a level between the low and average shown in the survey from the Federal Reserve Bank of Richmond. The Committee also awarded Mr. McCartney 3,600 units under the 1985 Incentive Stock Plan. Consistent with the Committee's existing policy, this award was identical to the award made to Mr. McCartney for the previous year.

Executive Compensation Committee           Board of Directors
                                           (only with respect to the Chief
                                           Executive Officer's salary for
                                           1994)

John T. Casteen, III, Chairman             Hovey S. Dabney, Chairman
Hunter Faulconer                           John T. Casteen, III
Henry H. Harrell                           Lawrence S. Eagleburger
Lee C. Tait                                Hunter Faulconer
                                           Fred L. Glaize, III
                                           Henry H. Harrell
                                           Alex J. Kay, Jr.
                                           J. A. Kessler, Jr.
                                           W. A. Rinehart, III
                                           Gilbert M. Rosenthal
                                           Alson H. Smith, Jr.
                                           Lee C. Tait
                                           H. A. Williamson, Jr.

B.   Summary Compensation Table

     The following table sets forth information about the compensation paid by the Corporation during its three most recent fiscal years to those individuals who were the Corporation's Chief Executive Officer and, as of the end of 1994, next three highest paid executive officers. Only these four officers received total annual salary and bonus of at least $100,000.


                                            Annual Compensation                  Long Term
                                                                                 Compensation

    Name and                                                   Other Annual     Restricted Stock      All Other
Principal Position        Year    Salary($)   Bonus ($) (5)  Compensation (6)   Awards ($) (7)    Compensation ($) (8)


O. Kenton McCartney      1994     250,000       8,118             -                  71,550              21,740
  President and Chief    1993     185,000         140             -                  72,450              22,939
  Executive Officer (1)  1992     161,603         159             -                  19,400              20,319

W. A. Pace, Jr.          1994     163,000       1,382             -                  39,750              22,173
  Senior Vice            1993     157,400         370             -                  40,250              24,490
  Persident (2)          1992     151,000         399             -                  24,250              23,328

Robert H. Campbell, Jr.  1994     133,900         318             -                  51,675              17,990
  Senior Vice            1993     126,300         381             -                  52,325              19,102
  President and          1992     110,000         405             -                  19,400              16,913
  Treasurer (3)

Allen T. Nelson, Jr.     1994     120,000          64             -                  19,875              14,653
  Senior Vice President  1993       9,231           -          45,000                   -                   -
  and Chief Financial    1992         -             -             -                     -                   -


(1) Prior to January 1, 1994, Mr. McCartney was President and Chief Operating Officer of both the Corporation and Jefferson National. Effective as of January 1, 1994, Mr. McCartney became President and Chief Executive Officer of both the Corporation and Jefferson National.

(2) Mr. Pace is also Vice Chairman of Jefferson National. Prior to April 28, 1992, Mr. Pace was President of Jefferson National.

(3) Mr. Campbell is also Executive Vice President and Service Division Manager of Jefferson National.

(4) Mr. Nelson is also Executive Vice President and Chief Financial Officer of Jefferson National. Mr. Nelson was first elected as an executive officer of the Corporation during December 1993.

(5) Includes a Christmas gift and taxes on such gifts. As to Messrs. McCartney and Pace, the amount also includes a bonus equal to the amount by which each of their respective allocations under the Profit Sharing Plan was less than it would have been in the absence of Internal Revenue Code limits on the amount of compensation considered.

(6) Includes, as to Mr. Nelson for 1993, $34,360 to cover certain relocation and temporary living expenses to be incurred by Mr. Nelson in connection with his move to Charlottesville, and $10,640 to reimburse Mr. Nelson for a portion of the taxes owed on such payments.

(7) Represents the value of units awarded under the 1985 Incentive Stock Plan, without deduction for units that may be surrendered at the time of distribution of the award to pay applicable payroll taxes on the award. In lieu of actual dividends, the grantee receives, at the end of the year, cash in an amount equal to the dividends that would have been paid during the year on the awarded units had such units been actual shares of the Corporation's common stock. During 1994, Messrs. McCartney, Pace, Campbell and Nelson were awarded 3,600, 2,000, 2,600 and 1,000 units, respectively, under the 1985 Incentive Stock Plan. As of December 31, 1994, Mr. McCartney held 20,000 units with a value of $387,500; Mr. Pace held 18,000 units with a value of $348,750; Mr. Campbell held 16,000 units with a value of $310,000; and Mr. Nelson held 1,000 units with a value of $19,375. These units will vest in five annual instalments beginning on May 1, 1995.

(8) Includes (i) amounts allocated to the named executives under the Profit Sharing Plan and (ii) amounts paid to the named executive officers under the Split Dollar Life Insurance Plan to enable the executives to pay a portion of the premium for such insurance and, assuming a market interest rate of 8%, the present value of the benefit to the named executives of the portion of the premiums for such insurance paid by the Corporation. During 1994, the amounts allocated under the Profit Sharing Plan to Messrs. McCartney, Pace, Campbell and Nelson were $11,893, $11,893 $10,617 and $9,515, respectively; and the dollar value of the benefits paid under the Split Dollar Life Insurance Plan for Messrs. McCartney, Pace, Campbell and Nelson was $9,847, $10,279, $7,373 and $5,139,
      respectively.

C.   Pension and Profit Sharing Plans

     The Corporation has qualified Pension and Profit Sharing Plans which cover salaried employees and a Senior Officers Supplemental Pension Plan which covers officers with the title of Senior Vice President and above.

     Under the Profit Sharing Plan, the Corporation contributes up to 5.25% of its net operating income (as adjusted for non-taxable income from loans and investments, securities gains and losses, loan loss provisions, and net loan charge-offs) to the plan. The contribution is allocated among individual accounts based upon each participant's direct compensation relative to that of other participants. Forfeitures and 75% of the Corporation's contributions are allocated to a restricted portion, while the balance of employer contributions is allocated to a non-restricted portion. The restricted portion vests 20% per year in the third through seventh years of credited service, while the non-restricted portion vests 100% after the third year of credited service. The account is distributable upon retirement, death, termination of employment, or disability, and the vested portion may be wholly or partially withdrawn for reasons of hardship. The non-restricted portion is also withdrawable to the extent that the portion exceeds allocations for the last two years. During 1994, no withdrawals were made by any of the named executive officers.

     The Pension Plan provides monthly benefits to participants upon retirement. Assuming retirement in 1995, the following table sets forth the amounts that would be paid, on a straight-life basis, annually to participants in specified remuneration and years-of-service classifications:


Highest Consecutive
 Five Year Average            Estimated Annual Pension for Representatives
   Compensation                           Years of Credited Service




   100,000            17,272         34,544       48,665       59,635         65,120
   150,000            26,871         53,742       75,404       91,859        100,087
   200,000            27,554*        56,134*      78,427*      94,231*       102,076*
   250,000            30,648*        66,961*      95,440*     115,594*       118,800*
   300,000            33,741*        77,787*     112,454*     118,800*       118,800*
   350,000            36,834*        88,614*     118,800*     118,800*       118,800*
   400,000            39,928*        99,441*     118,800*     118,800*       118,800*
   450,000            43,021*       110,267*     118,800*     118,800*       118,800*

____________________
     *Under current provisions of the Internal Revenue Code, beginning in 1994, compensation in excess of $150,000 is not taken into account in determining benefits payable under the plan, except that this limit will not affect benefits accrued as of December 31, 1993 and based on the compensation limits in effect at that time. Further, amounts limited to $118,800 are adjusted in future years to reflect cost of living adjustments.

     The plan covers only a participant's base pay and excludes bonuses, deferred or supplemental compensation or other forms of compensation paid by the Corporation. As to Messrs. McCartney, Pace, Campbell, and Nelson the amounts set forth in the Summary Compensation Table under the heading "Salary" are covered by the plan, although for Messrs. McCartney and Pace, the benefits payable solely under this plan are equivalent to the benefits that they would receive if their highest consecutive five-year average compensation were $140,400 and $147,800, respectively. As of December 31, 1994, Messrs. McCartney, Pace, Campbell, and Nelson had 11, 45, 23 and 1 years of credited service, respectively, under the plan.

     Benefits under the Pension Plan are calculated on a step basis and, except as noted below, are equal to (i) 1.10% of a participant's "final average compensation" (i.e., the average of a participant's highest sixty consecutive months of base pay) plus .65% of a participant's "final average compensation" in excess of the average wage base (i.e., the average of the taxable Social Security wage bases during a participant's working lifetime, up to 35 years) multiplied by the participant's years of service up to 25 years plus (ii) 1% of "final average compensation" multiplied by participant's years of service in excess of 25 years. For participants prior to January 1, 1989, there is a minimum benefit based on the accrued benefit earned at December 31, 1988 plus the formula referred to above for service after December 31, 1988. In addition, for participants prior to January 1, 1994, there is a minimum benefit based on the accrued benefit earned on December 31, 1993 based on the compensation limits at that time.

     Benefits under the Pension Plan are integrated with, and not offset by, a participant's Social Security benefits. In situations where a participant has previously received benefits under the plan, future benefits are offset by the actuarially determined value of the previously received benefit.

     In addition to benefits under the Pension Plan, officers of the Corporation and its subsidiaries with the title of Senior Vice President (or equivalent) and above are eligible for benefits under the Senior Officer's Supplemental Pension Plan. The plan provides for payments equal to ten percent of the monthly benefits payable under the regular Pension Plan upon retirement after the age of 60 with 25 years of service to the Corporation or its predecessors. Payments continue until the earlier of ten years or death. Benefits are subject to forfeiture if a participant's employment is terminated for cause or if the participant competes with the Corporation or discloses certain confidential information within two years after termination of employment. Messrs. McCartney, Pace, Campbell and Nelson have 11, 45, 23 and 1 year of service, respectively, with the Corporation for purposes of this plan. It is estimated that, upon retirement at age 65, Mr. McCartney would receive $5,704 per year, Mr. Pace would receive $9,279 per year, and Mr. Campbell would receive $4,859 per year. Mr. Nelson would not be entitled to any benefits under the plan if they retired at age 65, although he would receive a benefit in the event of retirement at a later time.

D.   Contracts with Executives

     The Corporation has agreements with Messrs. McCartney, Campbell and Nelson and eight other officers of the Corporation or its affiliates, which relate to the officers' employment following a change of control of the Corporation. The initial term of each agreement is for a period of two years. The term is extended for an additional one-year period on the anniversary date of the agreement, unless 60 days prior to any anniversary date the Corporation gives notice that the term of the agreement will not be extended.

     Each agreement provides for the officer's continued employment for two years following a change of control event (the "Employment Period"). During the Employment Period, the officer will be entitled to annual salary and bonus at the level applicable to the officer during the 12 months immediately preceding the change of control event. The officer also will be entitled to participate in incentive and other benefit programs on terms at least as favorable as those in effect at the time of the change of control event.

     The agreements also provide certain benefits if, following a change of control, an officer's employment is terminated by the Company or its successor other than for death or disability, or if the officer resigns for "good reason" such as a reduction in responsibilities or compensation. In such event, the Corporation will be obligated to pay to the officer a lump sum amount equal to a specified percentage of his salary paid within the 12 months preceding the change of control. The Board of Directors determined the percentage for each individual officer who received an agreement. Under the agreements no officer is to receive less than 100% or more than 299% of his salary. Messrs. McCartney and Campbell would each receive 299% of their respective salaries and Mr. Nelson would receive 200% of his salary. The lump sum amount will be reduced to take into account any other payment or benefit that arises or accrues contingent on a change of control so that the excise tax which may be imposed pursuant to Section 4999 of the Internal Revenue Code will not apply and the Corporation's payment will generally be deductible.

E.   Director Compensation

     Non-employee directors of the Corporation and its subsidiaries receive fees for their services. For 1994, the Corporation paid a retainer of $4,500, $750 for each Board meeting attended and $250 for each Committee meeting attended. In 1994 Jefferson National paid (i) non-employee members of its board of directors a retainer of $2,500, $300 for each board meeting attended and $175 for each committee meeting attended, (ii) non-employee members of boards of directors for regions a quarterly retainer of $400 and a fee for attending meetings of $225, and (iii) non-employee members of boards for local offices a quarterly retainer of $200 and a fee for attending meetings of $125.

     The Corporation and its subsidiaries have a plan for deferral of fees earned as a director or a member of a subsidiary board. Any fees deferred will be credited with interest at an assumed rate equal to what would have been credited on such deferred fees had they been invested in a six-month certificate of deposit of Jefferson National on the last day of the preceding fiscal quarter. The deferred fees and earnings are payable upon a person's ceasing to be a director or a member of a subsidiary board or death. Payment may be made in a lump sum or in instalments as specified by a committee administering the plan. Messrs. Glaize, Rosenthal and Tait have elected to defer fees from the Corporation and its affiliates. Messrs. Harrell and Kay have elected to defer fees from affiliates of the Corporation. The Corporation is proposing to amend and restate its deferred compensation plan for directors as set forth in the section of this proxy titled "Proposal to Adopt Directors' Deferred Compensation and Stock Purchase Plan."

F.   Performance Table

     The following table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1989 through December 31, 1994 from an investment of $100 in each of the Corporation's common stock, Nasdaq Market Index and Standard Industrial Classification Code 602 - Commercial Banks ("SIC Code 602") Index.



                         (Performance Graph Here)



                         Jefferson Bankshares, Inc.
               Comparison of Five Year Cumulative Total Return

                              1988      1989      1990      1991      1992      1993

Jefferson Bankshares, Inc.    $100.00   $78.29    $123.32   $174.46   $199.29   $211.23

SIC Code 602                  $100.00   $76.76    $109.35   $130.10   $153.62   $146.00

Nasdaq Market                 $100.00   $81.12    $104.14   $105.16   $126.14   $132.44



Media General Financial Services, Inc. supplied the necessary information to construct the table and prepared both the Nasdaq Market Index and the SIC Code 602 Index. The Nasdaq Market Index consists of the equity securities of all companies whose securities have been traded in the Nasdaq Stock Market at any time during the period from December 31, 1989 through December 31, 1994. The SIC Code 602 Index consists of the equity securities of all commercial banks in the United States whose securities are traded on either the New York Stock Exchange or American Stock Exchange or in the Nasdaq Stock Market at any time during the period from December 31, 1989 through December 31, 1994. As of December 31, 1994, approximately 5,900 companies were included in the Nasdaq Market Index and 503 commercial banks were included in the SIC Code 602 Index.

     The performance of any individual company's common stock is influenced not only by the company's own performance and future prospects, but also by a number of external factors over which the company and its management have indirect or no control, including general economic conditions, expectations for the company's future performance, and conditions affecting or expected to affect the company's industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of shareholders to hold the stock for investment purposes. The relative weight of these factors also varies over time. Consequently, stock performance, including measurement against indices, may not be representative of a company's financial performance for given periods of time.

Loans To Officers And Directors

     The Corporation's subsidiary bank has made loans to some of the Corporation's directors and officers. All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as were in effect at the time the loans were made for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

         PROPOSAL TO ADOPT 1995 LONG TERM INCENTIVE STOCK PLAN

Introduction

     The Board of Directors of the Corporation has adopted, and recommends that the shareholders approve, the Corporation's 1995 Long Term Incentive Stock Plan (the "1995 Plan" or "Plan"). The 1995 Plan would replace the Corporation's 1985 Incentive Stock Plan, which had previously been adopted by the shareholder's of the Corporation and which expired after the awards granted in May 1994.

     The 1995 Plan is intended to provide a means for selected employees of the Corporation to increase their personal financial interest in the Corporation, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Corporation (references to the "Corporation" in this section will include any parent and subsidiary corporations). The Plan is also intended to provide flexibility in adapting compensation of key employees to changes in the Corporation's business and in competitive compensation practices.

     The 1995 Plan became effective January 1, 1995, subject to shareholder approval. Unless sooner terminated by the Board of Directors, the Plan will terminate on December 31, 2004. No incentive awards may be made under the 1995 Plan after termination but awards granted prior to termination of the Plan will continue in effect after termination until they expire or terminate pursuant to their terms.

     The principal features of the 1995 Plan are summarized below. The summary is qualified by reference to the complete text of the Plan, which is attached as Exhibit A.

General

     The 1995 Plan authorizes the reservation of 750,000 shares of common stock for issuance or transfer pursuant to awards made under the 1995 Plan. Such incentive awards may be in the form of stock options, stock appreciation rights, restricted stock, performance units or other stock unit awards. No more than 75,000 shares may be subject to awards for any single employee in any year while the 1995 Plan is in effect.

     If an award is canceled, terminates or lapses unexercised, any unissued shares allocated to such incentive award may be subject again to an incentive award. In addition, if, on the exercise of an option, if a participant pays the exercise price with shares of common stock, the number of shares available for future awards to participants who are not executive officers of the Corporation will be reduced only by the net number of shares issued in connection with the exercise of the option.

     Adjustments will be made in the number of shares that may be issued under the 1995 Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of common stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock.

     The common stock is traded in the National Market System of the Nasdaq Stock Market and on March 1, 1995, the closing price was $19.875. The Corporation presently intends to register the shares issuable under the 1995 Plan under the Securities Act of 1933 after shareholder approval is received. Except for incentive stock options awarded as of January 3, 1995 and described in the section titled "Stock Options" below, no awards had been granted under the 1995 Plan as of March 1, 1995. The right to exercise these incentive stock options is subject to shareholder approval of the Plan.

Administration

     The Executive Compensation Committee (the "Committee") of the Board of Directors will administer the 1995 Plan. In order to meet the requirements of Internal Revenue Code Section 162(m), however, all grants under the Plan will be made only by those members of the Committee who are "outside directors" as defined for purposes of that section and regulations thereunder.

     The Committee has the power and complete discretion to determine when to grant awards, which eligible employees will receive an award, the type of award, and the number of shares to be allocated to each award. The Committee may impose conditions on the exercisability of options and stock appreciation rights and the transferability of restricted stock received under the Plan, and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Corporation to reacquire shares issued pursuant to an award.

Eligibility

     Any employee of the Corporation and its subsidiaries whom the Committee considers to be a "key employee" is eligible to receive an award under the 1995 Plan. In selecting participants and determining the type and amount of their grants, the Committee may consider the recommendations of the Chief Executive Officer and may take into account such factors as the participant's level of responsibility, performance, performance potential, level and type of compensation and potential value of grants under the Plan. Directors of the Corporation who are not also employees are not eligible to participate in the 1995 Plan.

Stock Options

     Options to purchase shares of the Corporation's common stock granted under the 1995 Plan may be "incentive stock options" or nonqualified stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code, while nonqualified stock options do not. The option price of common stock covered by an incentive stock option may not be less than 100% (110% in the case of a ten percent shareholder) of the fair market value of the common stock on the date of the option grant. The option price of common stock covered by a nonqualified option may not be less than 85% of the fair market value of the common stock on the date of grant.

     The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1995 Plan or any other incentive stock option plan maintained by the Corporation is limited to $100,000.

     Options may only be exercised at such times as may be specified by the Committee, provided, however, that no option may be exercised after ten years from the date on which it was granted. No option granted under the 1995 Plan may be exercised within the first twelve months from the date it is granted, except in the case of a participant who becomes disabled or dies or in the case of an option which becomes exercisable as a result of a change of control as defined in the 1995 Plan.

     If the option so provides, an optionee exercising an option may pay the purchase price in cash; by delivering or causing to be withheld from the option shares, shares of common stock; or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the proceeds from a sale of the option shares or a loan to pay the exercise price.

     Effective as of January 3, 1995, the Committee awarded a total of 118,500 incentive stock options under the 1995 Plan. All of the awards were made subject to shareholder approval of the 1995 Plan. The following table sets forth information on the awards made by the Committee.

                                                           Potential Realized
                           Number of                       Value at 5% Annual
                           Securities                        Rate of Stock
                       Underlying Options    Exercise       Appreciation for
      Name                  Granted           Price (1)     Option Term (2)

O. Kenton McCartney          15,000          $19.9375           $188,079
W. A. Pace, Jr.               8,000          $19.9375           $100,309
Robert H. Campbell, Jr.       6,700          $19.9375           $ 84,009
Allen T. Nelson, Jr.          6,000          $19.9375           $ 75,232
Executive Officers as
  a Group (6 persons)        43,900          $19.9375           $550,444
Non-Executive Officer
  Employee Group             74,600          $19.9375           $935,379
  (21 persons)
___________________

(1) The exercise price for all of the options is the fair market value of the common stock on January 3, 1995.

(2) Any such appreciation will inure to the benefit of all shareholders. The value of the Corporation's outstanding common stock would increase by $190,213,494 based on an assumed stock price appreciation rate of 5% from January 3, 1995, the grant date of the options, until January 3, 2005, the end of such options' term.

All of these options will become exercisable at the rate of 20% per year beginning on January 3, 1996. In the event of death or termination of employment because of disability, all of the options will become fully exercisable and the participant or the participant's estate or personal representative, as the case might be, will have one year within which to exercise the options. In the event of retirement or termination of employment (other than for cause) with the approval of the Corporation, the participant will have three months within which to exercise those options that were then exercisable.

Stock Appreciation Rights

     The Committee may award stock appreciation rights under the 1995 Plan either with or without related options and, if related to an option, either in tandem with, or addition to, the option. Further, the Committee may impose such conditions upon the exercise of stock appreciation rights as the Committee deems appropriate. When the stock appreciation right is exercisable, the holder receives an amount equal to the difference between (i) the fair market value on the date of exercise of the common stock covered by the exercised portion of the stock appreciation right and (ii) the exercise price of the common stock under the related option, or if not related to an option, the fair market value of common stock on the date the stock appreciation right was awarded. The Committee may limit the amount which can be received when a stock appreciation right is exercised. When a stock appreciation right related to, and in tandem with, an option is exercised, the underlying option will no longer be exercisable for the number of shares of common stock covered by the exercised portion of the stock appreciation right. Similarly, when an option is exercised, any stock appreciation rights related to, and in tandem with, the option will no longer be exercisable. If, however, the stock appreciation right is in addition to a related option, the exercise of the stock appreciation right will be exercised if and when the option is exercised and the exercise of the stock appreciation right will not be reduced by the number of shares of which the option may be exercised and vice versa. The Corporation's obligation arising upon exercise of a stock appreciation right may be paid in common stock or in cash, or in any combination of the two, as the Committee may determine.

     Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at such times as may be specified by the Committee. No stock appreciation right may be exercised within the first twelve months from the date it is granted, except in the case of a participant who dies or becomes disabled or as a result of a change in control.

Restricted Stock

     The Committee may award restricted stock under the Plan. Any such awards will be subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the Plan, and (ii) if a holder of restricted stock ceases to be employed by the Corporation, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed. The Committee is also authorized to impose further restrictions on restricted stock awards, including additional events of forfeiture. The Committee will establish as to each share of restricted stock issued under the 1995 Plan the terms and conditions upon which the restrictions on such shares shall lapse, provided that except in the event of death, disability or a change of control, the period of restriction must be at least three years from the date of grant.

     During the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares. Unvested shares will vest on an accelerated basis in the event of death, disability or retirement (as defined in the 1995 Plan) or in other circumstances (including a change in control) determined by the Committee.

Performance Awards And Other Stock Unit Awards

     In addition to stock options, stock appreciation rights and restricted stock, the Committee may grant to participants performance awards, the value of which is determined by the fair market value of the Corporation's common stock ("Performance Shares") or the attainment of preestablished goals relating to the Corporation's financial or operating performance ("Performance Units"). The Committee may also grant to participants other stock awards that are valued by reference to the Corporation's common stock or other securities ("Other Stock Awards").

     The Committee has complete discretion in determining the Performance Units, Performance Shares and Other Stock Awards granted to a participant, the goals to be achieved (including whether the goals are absolute or measured against the performance of other companies), the time period during which the goals must be met, and the other terms and conditions applicable to the grant of the award. The performance period for Performance Units and Performance Shares may not be less than twelve months from the date of the award. The Corporation's obligation arising upon the attainment of the goals underlying Performance Units or Performance Shares may be paid in cash or shares of Common Stock, or in any combination of the two, as the Committee may determine.

Transferability Of Awards

     The Committee is authorized to permit the transferability of nonqualified stock options, free standing stock appreciation rights and tandem and additive stock appreciation rights that are related to nonqualified stock options.
This authority is intended primarily to facilitate transfers for estate planning purposes. Otherwise, no options, stock appreciation rights, Performance Units or Performance Shares granted under the Plan, and during the applicable period of restrictions, no shares of restricted stock or an Other Stock Award may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution or to a designated beneficiary. All rights granted to a participant under the Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives. Upon the death of a participant his personal representative or beneficiary may exercise his rights under the Plan.

Amendment Of The 1995 Plan And Incentive Awards

     The Board of Directors may amend the 1995 Plan in such respects as it deems advisable; provided that the shareholders of the Corporation must approve any amendment that is required to be approved by shareholders under the Internal Revenue Code, Section 16 of the Securities Exchange Act of 1934, any securities exchange on which the Corporation's common stock is listed or by any other law or regulatory agency. Awards granted under the 1995 Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the Plan.

Federal Income Tax Consequences

     An employee will not incur federal income tax when he is granted a nonqualified stock option, an incentive stock option, a stock appreciation right or restricted stock.

     Upon exercise of a nonqualified option or a stock appreciation right, an employee generally will recognize ordinary compensation income, which is subject to income tax withholding by the Corporation, equal to the difference between the fair market value of the common stock on the date of the exercise and the option price. When an employee exercises an incentive stock option, he generally will not recognize income, unless his is subject to the alternative minimum tax.

     An employee may deliver shares of common stock instead of cash to acquire shares under an incentive stock option or nonqualified stock option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock acquired upon the exercise of incentive stock options or under a stock purchase plan qualified under Section 423 of the Internal Revenue Code.

     In general, an employee who has received shares of restricted stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. Such amount will be included in income in the tax year in which such event occurs. The income recognized will be subject to income tax withholding by the Corporation.

     The 1995 Plan permits a participant to deliver already owned common stock or to have a portion of the shares the participant would otherwise acquire under an incentive award withheld to cover tax liability.

     The Corporation usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonqualified options and stock appreciation rights and, with respect to restricted stock, when the restrictions lapse or are removed. In some cases, such as the exercise of a nonqualified option, the Corporation's deduction may be contingent upon the Corporation's meeting withholding tax requirements. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of common stock received upon exercise holding periods are satisfied requirements. Moreover, there can be circumstances when the Corporation may not be entitled to a deduction for certain transfers of common stock or payments to an employee upon the exercise of an incentive award that has been accelerated as a result of a change of control.

     In addition to the limitations described above on the Corporation's right to a corresponding business expenses deduction, recent tax legislation generally imposes a $1 million limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers. An exception is provided for certain performance based compensation if certain shareholder approval and outside director administration requirements are satisfied. Because of certain interpretational issues under the new statute, and in the absence of final Internal Revenue Service regulations, there can be no assurance that awards under the 1995 Plan will quality for this exception. Proposed regulations would include stock options and stock appreciation rights, but exclude restricted stock from the exception.

Vote Required; Recommendation Of The Board

     The 1995 Plan will be approved if the votes cast in favor of approval of the Plan at the annual meeting exceed the votes cast against approval. If not approved, the 1995 Plan and any awards thereunder will be null and void. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE 1995 PLAN.

              PROPOSAL TO ADOPT DIRECTORS' DEFERRED COMPENSATION
                        AND STOCK PURCHASE PLAN

Introduction

     The Board of Directors of the Corporation has adopted, and recommends that the shareholders approve, the Corporation's Deferred Compensation and Stock Purchase Plan for Non-Employee Directors (the "Directors Plan"). The Directors Plan is intended to enable the Corporation to attract and retain qualified individuals to serve as directors and members of subsidiary boards and to further align the common interests of directors (including members of subsidiary boards) and shareholders in enhancing the value of the Corporation's common stock. The Directors Plan will give members of the Board of Directors of the Corporation and Jefferson National and members of any board that is an advisory board to the Board of Directors of the Corporation or Jefferson National (collectively "Directors"), the opportunity to receive all or any portion of their annual retainer and meeting fees (collectively "Fees") in cash or shares of the Corporation's common stock and to defer the receipt of such cash or shares.

     The Board of Directors of the Corporation adopted the Directors Plan on December 13, 1994, subject to shareholder approval. The principal features of the Directors Plan are summarized below. The summary is qualified by reference to the complete text of the Directors Plan, which is attached as Exhibit B.

General

     The Directors Plan amends and restates the Corporation's existing Directors Deferred Compensation Plan (the "Prior Plan") and expands the ways in which Fees may be paid. The Directors Plan does not alter the level of compensation paid to Directors.

     All Fees are currently paid in cash and, under the Prior Plan, Directors may defer the payment of the Fees until the Director ceases to be a director. Any Fees deferred are credited with interest at an assumed rate equal to what would have been credited on such deferred Fees had they been invested in a six-month certificate of deposit of Jefferson National on the last day of the preceding fiscal quarter. Under the Directors Plan, Directors will be able to elect to receive all or any portion of their Fees in cash or shares of the Corporation's common stock. Directors will be able to elect to defer the payment of Fees until the Director's death, disability, retirement as a director, other cessation of services as a director, or change of control of the Corporation, as defined.

     Under the Directors Plan, shares will be purchased directly from the Corporation on the first business day of the month immediately following the date on which the Director would have been paid in cash if the Director had not elected to be paid in shares of the Corporation's common stock (the "Investment Date"). The price of shares purchased for a Director will be the average of the high and low trade prices of the Corporation's common stock as quoted in the Wall Street Journal for the applicable Investment Date. If there are no trades on the Investment Date, the price will be the average of the high bid and the low asked prices of the Corporation's common stock reported in the National Market System of the Nasdaq Stock Market at the close of business on the Investment Date.

     If a Director elects to have shares of common stock purchased with his Fees, but does not elect to defer the receipt of such shares, the shares of common stock purchased on his behalf will be credited to an account maintained in the Director's name. The Director may at any time request that all or a portion of the shares credited to such account be distributed to him.

     If a Director elects to have shares of common stock purchased with his Fees, and also elects to defer the receipt of such shares in accordance with the terms of the Directors Plan, the Corporation will either cause such shares of common stock to be held in trust for the participating Director, or issue such shares directly to itself as custodian for the participating Director.
If shares are held in trust, the trust will remain subject to the claims of creditors of the Corporation.

     Cash distributions with respect to shares of common stock held for a participating Director will be used to purchase additional shares of common stock in accordance with the Corporation's dividend reinvestment plan.

     If a Director elects not to have shares purchased with his Fees, but elects to defer the receipt of such Fees, such Fees will be credited to an account in the Directors name. Such account will be credited with interest as of the last day of each fiscal quarter based on the balance of the account as of the last day of the preceding fiscal quarter. The interest rate applied to determine the amount of interest to be credited to the account shall be determined in accordance with the terms of the Directors Plan. Fees deferred by a participating Director shall remain part of the general funds of the Corporation.

     Under the Directors Plan, Directors will also have the opportunity to make a one-time election to use fees deferred under the Prior Plan to purchase shares of the Corporation's common stock.

Vote Required; Recommendation Of The Board

     The Directors Plan will be approved if the votes cast in favor of approval of the Directors Plan at the annual meeting exceed the votes cast against approval. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS PLAN.

                          SHAREHOLDER PROPOSAL

Proposal

     Richard Luther, a shareholder owning 100 shares of the Corporation's common stock, has given notice that he intends to present the following resolution for action at the annual meeting:

          "RESOLVED, that the stockholders of Jefferson Bankshares Inc. assembled in annual meeting, in person and proxy, hereby request the Board of Directors to take steps necessary to provide for the annual election of directors by class, for a 3 year term with one-third of the Board being elected each year for a staggered term, beginning in 1996."

     The shareholder-proponent offers the following supporting statement:

          "A staggered term of 3 years provides for greater continuity of corporate management and policies. A procedure followed by most prominent U.S. banks and corporations, example IBM Corp.

          Recent interstate banking regulations have opened the way for an increase in merger and takeover activity, and the Commonwealth of Virginia has relaxed its banking restrictions. Election of directors by class to a 3 year term, providing for one-third of the Board of Jefferson directors to be elected each year, provides stability and continuation of management policies, should an out of state bank attempt to acquire Jefferson to create supper (sic) regional bank on terms less favorable to Jefferson shareholders.

          Under the present system an entirely new board could be elected at one meeting.

          Creating a 3 year term classification of directors improves the ability of the Board of Directors to act on behalf of the shareholders in dealing with a person seeking to takeover the Company and makes more difficult takeover attempts not in the best long term interests of the Bank and its shareholders."

Board Of Directors' Statement

     General. Presently, all directors of the Corporation are elected annually and all of the directors may be removed, with or without cause, by a majority vote of the outstanding shares of common stock. The Articles of Incorporation do not authorize cumulative voting for directors.

     Under Virginia law, a corporation's articles of incorporation may provide for staggering the terms of directors by dividing the total number of directors into two or three groups, with each group containing one-half or one-third of the total, as near as may be. Under such an arrangement, the terms of directors in the several groups would expire in different years (with each director serving a two-year or three-year term, depending the number of groups).

     Mr. Luther has proposed dividing directors into three groups, so that only one-third of directors would be elected in each year. The Corporation's Articles of Incorporation do not presently provide for staggered terms and such an amendment would require shareholder approval. If the shareholders approve Mr. Luther's proposal, the proposal could not be put into effect until such time as the Board has approved, and has submitted to the shareholders for approval, an amendment to the Corporation's Articles of Incorporation
establishing staggered terms.   The necessary amendment would not be submitted
for shareholder approval until the 1996 annual shareholders' meeting.

     Advantages and Disadvantages. Staggered boards are common among public companies, including banks and bank holding companies. Staggered boards are designed to assure continuity and stability in the board of directors' leadership and policies by having persons serve on the board for a longer period of time without standing for reelection. In addition, multi-year terms for directors may be more attractive to potential director candidates and thus could make more director candidates available to the Corporation. The Corporation, however, has not experienced problems with continuity of the Board or attracting director candidates in the past.

    	A principal reason for staggering the board is to protect against a sudden change in the management of the Corporation despite a change in share ownership. If there were an attempt by shareholders to change control of the Corporation by removing and replacing all or a majority of the Board, it would be more difficult if there were staggered terms for the election of directors. Since not all directors would stand for election at a single shareholders' meeting, as is the case now, the shareholders desiring to change control would have to vote at multiple meetings in order to do so. If the board were divided into three groups, as proposed by Mr. Luther, it would require at least two annual meetings to remove and replace a majority of the directors of the Corporation and three annual meetings to remove and replace the entire Board of Directors.

     Because staggering the terms of directors would significantly extend the time required to effect a change in control of the Board, it might have the effect, as discussed above, of discouraging, or making it more difficult to effect, a hostile merger, tender offer or other assumption of control by the purchaser of a large block of the Corporation's common stock. This effect could occur even if such actions were deemed favorable to the interests of the shareholders.

     Federal and state laws already afford the Corporation significant protections against hostile takeovers. Federal banking laws require, among other things, prior approval by the Federal Reserve Board before a person may acquire 25% or more of the ownership of a bank holding company.

     In addition, Virginia's control share acquisitions statute (the "Control Statute") contains provisions that protect corporations from hostile takeovers. The Control Statute applies to any proposed acquisition by an acquiring person of shares entitled to vote generally in the election of directors within any one of the following ranges of percentage ownership: 20% to 33-1/3%, 33-1/3% to 50%, and 50% or more. When shares are acquired within any of the ranges, the acquiring shareholder automatically loses the right to vote any shares within the range, as well as any shares acquired within 90 days before crossing the threshold and any shares acquired pursuant to a plan to make a control share acquisition ("Control Shares") unless a majority of the disinterested shares vote to grant the acquiring shareholder voting rights.

     The Control Statute sets forth a procedure by which the acquiring shareholder may request a special meeting of the shareholders to consider granting voting rights to the acquiring shareholder's Control Shares. The Control Statute also grants dissenter's rights to any shareholder who objects to a Control Share acquisition that has been approved by disinterested shareholders and in which the acquiring person would own a majority of the voting shares.

     Because Federal and state laws afford significant protections against hostile takeovers, staggered terms may not provide meaningful additional protection to the Corporation.

     Conclusion. The Board of Directors of the Corporation periodically reviews the Corporation's Articles of Incorporation and Bylaws and considers proposals to amend those documents. In addition, the Board has considered various proposals to protect the Corporation and its shareholders from hostile takeovers and believes that, in the event of an attempted hostile takeover, the Board could protect the interests of shareholders. The Board will continue to consider such measures, and may recommend to the shareholders at a later time that they adopt, such measures. At the present time, however, because of the existing status of federal and state laws, the Board does not see a compelling reason to stagger the election of directors.

Vote Required; Recommendation Of The Board

     The shareholder proposal will be approved if the votes cast in favor of approval of the proposal at the annual meeting exceed the votes cast against approval. AS NOTED ABOVE UNDER THE HEADING "CONCLUSION," THE BOARD OF DIRECTORS DOES NOT, AT THE PRESENT, SEE A COMPELLING REASON TO STAGGER THE ELECTION OF DIRECTORS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL.

                       INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP, Richmond, Virginia, as independent auditors for the Corporation for 1995, but the selection is subject to the approval of shareholders. The firm audited the books and records of the Corporation and its subsidiaries for 1994. Representatives from the firm are expected to be present at the annual meeting with the opportunity to make a statement and to answer any questions you may have.

     KPMG Peat Marwick LLP has advised the Corporation that neither it nor any of its members have any direct financial interest or material indirect financial interest in the securities of the Corporation or any of its subsidiaries or any connection with the Corporation or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

               SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

	Any shareholder wishing to make a proposal to be acted upon at the 1996 annual meeting must present such proposal to the Secretary of the Corporation at its executive offices in Charlottesville, Virginia not later than November 17, 1995, in order for the proposal to be included in the Corporation's 1996 proxy materials. Any such proposal should meet applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                            OTHER MATTERS

     The Corporation is not aware of any other matters to come before the meeting. However, if other matters are properly raised at the meeting, the persons named in the enclosed form of proxy will vote the proxy in their discretion.

     The Corporation will furnish, without charge to any shareholder, a copy of its Form 10-K that it files annually with the Securities and Exchange Commission. A copy of this report for the year ended December 31, 1994 may be obtained upon written request to the Corporation's Secretary.


                                          William M. Watson, Jr.
                                          General Counsel and Secretary


CHARLOTTESVILLE, VIRGINIA
MARCH 15, 1995

                                                                 EXHIBIT A

                        JEFFERSON BANKSHARES, INC.

                   1995 LONG TERM INCENTIVE STOCK PLAN



                               ARTICLE I.
                 ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 Establishment of the Plan. Jefferson Bankshares, Inc. (hereinafter referred to as the "Corporation"), a Virginia corporation, hereby establishes an incentive compensation plan to be known as the "1995 Long Term Incentive Stock Plan" (hereinafter referred to as the "Plan"), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards in the form of Performance Units and Performance Shares, and Other Stock Unit Awards.

    	The Plan was adopted by the Board of Directors on December 13, 1994, and shall become effective as of January 1, 1995 (the "Effective Date"), subject to the approval by vote of shareholders of the Corporation in accordance with applicable laws. Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to the approval of the Plan by the shareholders.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Corporation and its Subsidiaries by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Corporation and with growth in shareholder value. The Plan is designed to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 12 herein, until December 31, 2004, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date, which shall remain valid in accordance with their terms.

                               ARTICLE II.
                               DEFINITIONS

     2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Corporation and by the Participant.

          (c) "Award" means individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or Other Stock Unit Awards.

          (d) "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

          (e) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

          (f) "Board" or "Board of Directors" means the Board of Directors of the Corporation.

          (g) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (i) The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be; or

           (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation; or

           (iii) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of its sale or other disposition of all or substantially all of the assets of the Corporation.

           (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           (i) "Committee" means the Committee appointed by the Board to administer the Plan.

           (j) "Corporation" means Jefferson Bankshares, Inc. including all Affiliates and Subsidiaries, or any successor thereto as provided in Article 14 herein.

           (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (l)  "Fair Market Value" on a particular date means as follows:

                (i) If the Common Stock is listed or admitted to trading on such date on the New York Stock Exchange, the mean between the high and low sales price of a share of Common Stock in consolidated trading as reported for such date in the Wall Street Journal--New York Stock Exchange Composite Transactions; or

               (ii) If the Common Stock is not listed or admitted to trading on the New York Stock Exchange but is listed or admitted to trading on another national exchange, the mean between the high and low sales price of a share of Common Stock in consolidated trading as reported for such date in the Wall Street Journal with regard to securities listed or admitted to trading on such national exchange; or

               (iii) If the Common Stock is not listed or admitted to trading on any national exchange, the mean between the high and low sales price of a share of Common Stock as reported for such date in the Wall Street Journal with regard to NASDAQ issues or, if the Common Stock is publicly traded on such date but NASDAQ prices are not quoted for such date in the Wall Street Journal, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or

              (iv) If in (i), (ii) or (iii) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sales was so reported.

     In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

           (m) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

           (n) "Key Employee" means an officer or other key employee of the Corporation or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Corporation and its Subsidiaries. Key Employee does not include directors of the Corporation who are not also employees of the Corporation or its Subsidiaries.

           (o) "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

           (p) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

           (q) "Other Stock Unit Award" means awards of Stock or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Corporation.

           (r) "Participant" means a Key Employee who has been granted an Award under the Plan.

           (s) "Performance Award" means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

           (t) "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Article 9 herein, the value of which is determined by the Fair Market Value of the Corporation's Stock in a manner deemed appropriate by the Committee and described in the Agreement.

           (u) "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Article 9 herein, the value of which is determined, in whole or in part, by the attainment of preestablished goals relating to Corporation financial or operating performance as deemed appropriate by the Committee and described in the Agreement but which is not determined by reference to the Fair Market Value of Common Stock.

           (v) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article 8 herein.

           (w)  "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

           (x) "Plan" means the Jefferson Bankshares, Inc. 1995 Long Term Incentive Stock Plan as herein described and as hereafter from time to time amended.

           (y) "Related Option" means an Incentive Stock Option or a Nonqualified Stock Option granted in conjunction with the grant of a Stock Appreciation Right.

           (z) "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Article 8 herein.

           (aa) "Rule 16b-3" means Rule 16b-3 adopted pursuant to Section 16(b) of the Exchange Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan's adoption.

           (bb) "Secretary" means the officer designated as the Secretary of the Corporation.

           (cc) "Stock" or "Shares" or "Common Stock" means the common stock of the Corporation.

           (dd) "Stock Appreciation Right" or "SAR" means an Award, designated as a Stock Appreciation Right, granted to a participant pursuant to Article 7 herein.

           (ee) "Subsidiary" shall mean, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

                                  ARTICLE III.
                                 ADMINISTRATION

     3.1  The Committee

          (a) The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than two members of the Board. Subject to the provisions of paragraph (b) below, the Committee shall be the Executive Compensation Committee unless the Board shall appoint another Committee to administer the Plan.

          (b) No person shall be appointed to or serve as a member of the Committee unless at the time of such appointment and service, such person shall be a "disinterested person," as defined in Rule 16b-3. Insofar as the Plan applies to or effects any executive officer of the Corporation (within the meaning of Item 402 of SEC Regulation S-K or any successor provision), the Plan shall be administered solely by "outside directors" within the meaning of Code Section 162(m)(4)(C)(i).

     3.2 Committee Powers. The Committee shall have all powers necessary or desirable to administer the Plan. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the end of a Performance Period or termination of any Period of Restriction; (vi) to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the award; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     3.3 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

     3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding.

     3.5  Rule 16b-3 Requirements; Code Section 162(m).
Any provision of the Plan to the contrary notwithstanding: (a) the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as the Committee and the Board, respectively, may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3; (b) transactions by and with respect to officers and directors of the Corporation who are subject to Section 16(b) of the Exchange Act (hereafter, "Section 16 Persons") shall comply with any applicable conditions of Rule 16b-3 unless the Committee determines otherwise; (c) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of
Section 162(m)(4)(C) of the Code unless the Committee determines otherwise;
(d) the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as Awards that do not so qualify; and (e) any provision of the Plan that would prevent the Committee from exercising the authority referred to in clause (d) above or that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out the Committee's intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

     3.6 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation and its Subsidiaries.

                                 ARTICLE IV.
                          STOCK SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 750,000. No more than one-third of the aggregate number of such Shares shall be issued in connection with Restricted Stock Awards, Performance Awards, or Other Stock Unit Awards. Further, subject to Section 4.4, the maximum number of shares that may be issued pursuant to Awards made under the Plan to any Participant in a consecutive twelve month period shall not exceed 75,000. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

     4.2 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan; provided that any such Stock shall be available for the grant of an Award to a Section 16 Person only if the forfeiting employee received no benefits of ownership such as dividends (but excluding voting rights) from the Stock or Rule 16b-3 would in the opinion of the Committee otherwise be satisfied.

     4.3 Delivery of Shares as Payment. In the event a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option; provided that the number of Shares available for future Awards to Section 16 Persons under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option only if Rule 16b-3 would in the opinion of the Committee be satisfied.

     4.4 Capital Adjustments. If the outstanding Shares of the Corporation are increased, decreased or exchanged, through merger, consolidation, sale of all or substantially all of the property of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect of such Shares, for a different number or kind of Shares, or if additional Shares or new or different Shares are distributed in respect of such Shares, an appropriate and proportionate adjustment shall be made by the Committee, whose determination shall be binding on all persons. The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment. If the adjustment would produce fractional Shares with respect to any then outstanding Awards, the Committee may adjust appropriately the number of Shares covered by the outstanding Awards so as to eliminate the fractional shares. Any adjustments to be made with respect to Incentive Stock Options shall comply with Sections 422 and 424 of the Code.

                                 ARTICLE V.
                                 ELIGIBILITY

     Persons eligible to participate in the Plan include all employees of the Corporation and its Subsidiaries who, in the opinion of the Committee, are Key Employees. Key Employees may not include Directors of the Corporation who are not employees of the Corporation or its Subsidiaries.

                                 ARTICLE VI.
                                STOCK OPTIONS

     6.1 Grant of Options to Key Employees. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. Subject to
Section 4.1 above, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Key Employee, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which a Key Employee may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder.

     6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code.

     6.3 Option Price. The exercise price per share of Stock covered by an Option ("Option Price") shall be determined by the Committee subject to the following limitations. In the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of such Stock on the date the Incentive Stock Option is granted. In the case of a NQSO, the Option Price shall not be less than 85% of the Fair Market Value of the Stock on the Grant Date. In no event shall the Option Price of any option be less than the par value of the Stock.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its Award Date and no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five years from the date such Option is granted.

     6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.
No Option, however, shall be exercisable until the expiration of at least twelve months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant, or as set forth in Article XI of this Plan.

     6.6 Method of Exercise. Options may be exercised by the delivery of a written notice to the Corporation in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised. The Option Price shall be payable to the Corporation in full by the Participant who, if so provided in the Option Agreement, may: (i) deliver cash in satisfaction of all or any part of the Option Price; (ii) deliver, or cause to be withheld from the Option, Shares of Stock, valued at Fair Market Value on the date of exercise, in satisfaction of all or any part of the Option Price; or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to sell immediately some or all of the Shares acquired by exercise of the Option and to deliver promptly to the Corporation an amount of the sale proceeds (and in lieu of or pending a sale, loan proceeds) sufficient to pay the Option Price. For purposes of payment described in (iii) above, the exercise shall be deemed to have occurred on the date the Corporation receives the exercise notice, accompanied by the broker instructions.

     6.7  Nontransferability of Options.

          (a) Except as specifically provided in the Agreement pursuant to subsection (b) or Section 15.2 below, no Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant to whom an Incentive Stock Option is granted, the Incentive Stock Option may be exercised only by the Participant.

          (b) The Committee may grant Nonqualified Stock Options (with or without tandem SARs) that are transferable during the lifetime of the Participant, provided that (i) no consideration is paid for the transfer and
(ii) no Options granted to persons subject to Section 16 of the Exchange Act may be transferable unless and except to the extent such transferability would not result in the loss of any Rule 16b-3 exemptions for nontransferable Options granted or to be granted under the Plan. The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

                                ARTICLE VII.
                         STOCK APPRECIATION RIGHTS

     7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:

          (a) In connection with the grant, and exercisable in lieu of Options ("Tandem SARs");

          (b) In connection with and exercisable in addition to the grant of Options ("Additive SARs");

          (c)  Independent of the grant of Options ("Freestanding SARs"); or

          (d)  In any combination of the foregoing.

     7.2 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem Option equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

          Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised and the Option Price of the Related Option.

     7.3 Exercise of Additive SARs. Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Option. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Option remains unexercised.

     7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

     7.5 Other Conditions Applicable to SARs. No SAR granted under the Plan shall be exercisable until the expiration of at least twelve months after the Grant Date, except that such limitation shall not apply in the case of the death or disability of the Participant, or as set forth in Article XI of this Plan. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (a) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (b) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

     7.6 Payment Upon Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Corporation (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of either a Tandem or Additive SAR.

          Payment to the Participant shall be made in Shares, valued at the Fair Market Value of the date of exercise, in cash if the Participant has so elected in his written notice of exercise, or a combination thereof. To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of an SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

     7.7  Nontransferability of SARs.

          (a) Except as specifically provided in the Agreement pursuant to subsection (b) below or Section 15.2, no SARs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

          (b) The Committee may grant SARs that are transferable during the lifetime of the Participant provided that (i) no consideration is paid for the transfer, (ii) no SAR granted to persons subject to Section 16 of the Exchange Act may be transferable unless and except to the extent such transferability would not result in the loss of any Rule 16b-3 exemptions for nontransferable SARs granted or to be granted under the Plan, and (iii) if the SARs are Tandem SARs or Additive SARs, the Related Option is transferable.

     The transferee of an SAR shall be subject to all restrictions applicable to the SAR prior to its transfer. The Agreement granting the SAR shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable SAR such limitations and conditions as the Committee deems appropriate.

                                  ARTICLE VIII.
                                RESTRICTED STOCK

     8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards shall not be required to pay the Corporation therefor (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Committee in its sole discretion, unless required by applicable law.

     8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of Restricted Stock Shares granted; and such other provisions as the Committee shall determine.

     8.3 Transferability. Except as provided in this Article 8 and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. No restriction shall be removed until the expiration of at least twelve months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant, or as set forth in Article XI of this Plan. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

     8.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Committee, in its sole discretion, may have Shares of Restricted Stock issued without legend and held by the Secretary until such time all restrictions are satisfied.

     8.5 Certificate Legend. In the event the Committee elects to legend the certificates representing Restricted Stock, and in addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

          "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1995 Long Term Incentive Stock Plan of Jefferson Bankshares, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated ____________________. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Jefferson Bankshares, Inc."

     8.6  Removal of Restrictions.  Except as otherwise provided in this
Article 8, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee in its sole discretion. Once the Shares are released from the restrictions, the Participant shall be entitled to have removed any legend that may have been placed on certificates pursuant to Sections 8.4 and 8.5 herein.

     8.7 Voting Rights. During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted hereunder may exercise full voting rights with respect to those Shares.

     8.8 Dividends and Other Distributions. During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed.

     8.9 Termination of Employment Due to Retirement. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Corporation or one of its Subsidiaries due to retirement defined as the earlier of attaining age 65, or age 55 plus at least 15 continuous years of service with the Corporation and with the consent of the Corporation, any remaining Period of Restriction applicable to the Restricted Stock Shares pursuant to Section 8.3 herein shall automatically terminate, and except as otherwise provided in Section 8.4 herein, the Shares of Restricted Stock shall thereby be delivered to such Participant free of restrictions.

     8.10 Termination of Employment due to Death or Disability. In the event a Participant's employment is terminated because of death or disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein, the shares of Restricted Stock shall thereby be released and free of restrictions.

     8.11 Termination of Employment for Other Reasons. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Corporation for any reason other than for death, disability, or retirement, as set forth in Section 8.9 and 8.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and, if held by the Participant, returned to the Corporation.

                                 ARTICLE IX.
                             PERFORMANCE AWARDS

     9.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan, Performance Awards in the form of either Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to Section 4.1 above, the Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant; provided that on each date that any cash is paid to any Participant pursuant to Performance Units, the amount of cash shall be divided by the Fair Market Value of a share of the Common Stock, and the result shall be deducted from the number of shares that may be issued to such Participant under Section 4.1 above pursuant to Awards made to such Participant in the 12-month period in which such Performance Units were granted. Participants receiving Performance Awards shall not be required to pay the Corporation therefor (except for applicable tax withholding) unless required by applicable law.

     9.2 Value of Performance Awards. The Committee shall determine the number of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set performance goals in its discretion for each Participant who is granted a Performance Award. The extent to which such performance goals are met will determine the value of the Performance Unit or Performance Share to the Participant. Such performance goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him, may be based on the performance of the Corporation generally, or a combination of the foregoing. The performance goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee shall determine the time period during which the performance goals must be met ("Performance Period"), provided, however, that the Performance Period may not be less than twelve months from the Award Date.
The terms and conditions of each Performance Award shall be set forth in an Agreement.

     9.3 Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the performance goals established by the Committee and set forth in the Agreement have been satisfied.

     9.4 Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

     9.5 Nontransferability. Unless the Committee provides otherwise pursuant to Section 15.2 below, no Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Subject to Section 11, all rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall not be exercisable until the expiration of twelve months after the Award Date and thereafter during his lifetime only by such Participant or his guardian or personal representative.

                                   ARTICLE X.
                            OTHER STOCK UNIT AWARDS

     10.1 Grant. The Committee is authorized to grant to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards to be issued at such times, subject to or based upon achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Agreement relating thereto, which need not be the same with respect to each Participant. Stock or other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

     10.2 Sale and Transferability. Stock or other securities issued pursuant to Other Stock Unit Awards may not be sold by a Participant until the expiration of at least twelve months from the Award Date, except that such limitation shall not apply in the case of death or disability of a Participant, or as set forth in Article XI of this Plan. To the extent Other Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3 under the Exchange Act, a Participant's rights with respect to such Awards shall not vest or be exercisable until the expiration of at least twelve months from the Award Date. To the extent an Other Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3 of the Exchange Act, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution unless the Committee provides otherwise pursuant to Section 15.2 below. All rights with respect to such Other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

                                ARTICLE XI.
                            CHANGE IN CONTROL

     In the event of a Change in Control of the Corporation, the Committee may, in its complete discretion, cause: (i) each Option then outstanding under the Plan to become fully exercisable and remain so for the duration of the Option as specified in the Agreement; (ii) all restrictions or conditions related to grants of Restricted Stock to be deemed immediately and fully satisfied and all certificates representing such Shares of Restricted Stock to be released or have any legend removed by the Secretary, and thereby become freely transferable; and (iii) the acceleration or release of any or all restrictions or conditions related to an Award, in such a manner, in the case of Section 16 Persons, as to conform to the provisions of Rule 16b-3.

                               ARTICLE XII.
            AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

     12.1 Amendment, Modification, and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules, or regulations.

     12.2 Awards Previously Granted. No termination, amendment, or modification of the Plan, other than pursuant to Section 4.4 herein, shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

                              ARTICLE XIII.
                               WITHHOLDING

     13.1 Tax Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, State, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment under or as a result of this Plan.

     13.2 Stock Withholding. To the extent the Code requires withholding upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, the Committee may permit or require, subject to any rules it deems appropriate, the withholding requirement to be satisfied, in whole or in part, with or without the consent of the participant, by having the Corporation withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.

                                 ARTICLE XIV.
                                  SUCCESSORS

     All obligations of the Corporation under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

                                  ARTICLE XV.
                                    GENERAL

     15.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No Shares of Stock shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Corporation, been complied with. In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect to such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

     15.2 Effect of Plan. The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Corporation, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Corporation or any of its Subsidiaries and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the service of the Corporation or any of its Subsidiaries. No award and no right under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated in respect to the Award in the event of the death of the holder of the Award and except, also, that if the beneficiary shall be the executor or administrator of the estate of the holder of the Award, any rights in respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award or under the laws relating to descent and distribution.

     15.3 Distributions. No Participant may exercise an Award or engage in any other transaction with respect to an Award or the Plan during the balance of the calendar year after the Participant receives a hardship distribution from a plan of the Corporation or a related party within the provisions of Code Sections 414(b),(c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code, or during the following calendar year, if such exercise or other transaction would constitute an elective contribution or employee contribution to the Plan within the meaning of Treasury Regulation section 1.401(k)-1(d)(2)(iv)(B)(4). The preceding sentence shall not apply if and to the extent that the Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

     15.4 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

     15.5 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed, and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Corporation is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

     15.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                                             EXHIBIT B

                          JEFFERSON BANKSHARES, INC.

                DEFERRED COMPENSATION AND STOCK PURCHASE PLAN
                          FOR NON-EMPLOYEE DIRECTORS

                   Amended and Restated December 13, 1994


     1. Purpose of the Plan. The purpose of the Deferred Compensation and Stock Purchase Plan for Non-Employee Directors (the "Plan") is to provide a means whereby a member of the Board of Directors of Jefferson Bankshares, Inc. (the "Company") or its subsidiary, Jefferson National Bank ("JNB"), or a member of any board which is advisory to such Boards of Directors, who is not an employee of the Company, JNB or one of their affiliates (a "Director") may, by filing the election as provided in Section 3, elect to receive in either cash or shares of Company common stock and, by filing the election as provided in Section 4, elect to defer the payment of, all or any portion of the fees payable for services rendered by the Director to the Company as a member of any such board or a committee of any such board ("Director Fees" or "Fees").

     2. Administration. The Plan will be administered by a committee established by the Board of Directors of the Company pursuant to Section 13 hereof (the "Committee"). All elections permitted or required under the Plan will be made by filing a written notice with the Committee in accordance with procedures established by the Committee pertaining to the form and timing of filing such elections.

     3. Election to Receive Shares of Common Stock. The Fees payable to a Director for services rendered to the Company will normally be paid in cash. By a timely election provided by and filed with the Committee, a Director may elect to receive any or all of his Director Fees in whole and fractional shares of Company common stock ("Shares"), determined by dividing (a) the amount of Fees subject to such election by (b) the Fair Market Value of the Shares on the first Investment Date following the date such Fees would have been paid in cash in the absence of such election. Whole and fractional Shares purchased for a Director pursuant to this Section 3, and not deferred pursuant to Section 4, shall be acquired in whole or in part directly from the Company by the Agent, as directed by the Committee, and shall be credited to an account established in the Director's name. A Director may at any time request that all or a portion of the whole or fractional Shares credited to his account be distributed to him by completing the appropriate form or forms provided by the Agent. Whole Shares shall be distributed in certificate form and fractional Shares shall be distributed in cash. Cash distributions with respect to Shares held for the Director shall be used to purchase additional Shares directly from the Company in accordance with the terms of the Company's Dividend Reinvestment Plan.

     To the extent required to comply with Rule 16b-3, any election to receive Shares, or the revocation of any such election, shall be effective only with respect to Fees for services rendered at least six months after such election or revocation and shall not become effective until at least one month following the effective date of any previous election or revocation of an election. If no election is made, Director Fees will be paid in cash. The notice periods for making an election may be modified by the Committee.

     4. Election to Defer. As part of the election filed pursuant to Section 3, or by a separate election, a Director may elect to defer receipt of Director Fees and specify the form of deferral as provided in Section 5. The deferral election shall relate only to Fees payable to the Director for services rendered after the date of filing of the election with the Committee. An election may be made at any time during a calendar year and, to the extent required to comply with Rule 16b-3, an election to have deferred Fees used to acquire Shares, or the revocation of any such election, shall be effective only with respect to Fees for services rendered at least six months after such election or revocation and shall not become effective until at least one month following the effective date of any previous election or revocation of an election. The notice periods for making a deferral election may be modified by the Committee.

     5. Form of Deferral of Fees. Deferred Fees will be credited or otherwise accounted for in the form of cash ("Cash Fees") or Shares ("Share Fees") as specified by the Director at the time the election is made pursuant to Section 4. If a Director has made a Share Fees election, he will be credited with the number of Shares determined by dividing (a) the amount of deferred Fees which would have been paid in cash in the absence of a deferral election by (b) the Fair Market Value of the Shares on the first Investment Date following the date such Fees would have been paid in cash in the absence of such election. A Director may change his election to be credited with Cash Fees or Share Fees for future services by filing a new election as provided in
Section 4.

     6. Cash Fees Accounts. If a Director has elected to defer Cash Fees, an account established for the Director ("Cash Fees Account") will be credited with an amount as of the date on and equal to the amount which the Director would have received cash if no election had been made. In addition, as of the last day of each fiscal quarter, interest will be computed and credited to each Cash Fees Account on the balance as of the last day of the preceding fiscal quarter (including any Fees earned but not yet credited). The interest rate applied will be a rate determined by the Committee to be equal to the rate that would have been payable had the balance credited to the Director's Cash Fees Account as of the last day of the preceding fiscal quarter been invested in a six month certificate of deposit of JNB in a denomination of at least $1,000 on the last day of the preceding fiscal quarter. All deferred Cash Fees will be a part of the general funds of the Company. Amounts credited to a Director in his Cash Fees Account shall be distributed in accordance with Section 9.

     7. Share Fees Accounts. If a Director has elected pursuant to Section 5 to defer Fees otherwise payable through the crediting of Shares, the Company shall either (a) cause such Shares to be credited to an account maintained in the name of the Trustee by the Agent to be held for the benefit of the electing Director ("Share Fees Account"), or (b) issue such Shares directly to itself as custodian for the electing Director to whom the Fees would be otherwise payable. Shares issued to the Trustee shall be registered in the name of, and held by, the Trustee. Shares issued to either the Trustee or the Company as custodians shall be held subject to the terms of the Plan. Any distributions with respect to Shares shall be issued or distributed to the Trustee or the Company, as the case may be, and held for the Director. Cash distributions with respect to Shares held for the Director shall be used to purchase additional Shares directly from the Company in accordance with the terms of the Company's Dividend Reinvestment Plan.

     8.  Trust Account For Shares.  Shares acquired by the Trustee pursuant to
Section 7 shall be held in a trust established by the Company and shall remain subject to the claims of the Company's creditors and restricted, and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation) except that such Shares shall be distributed to Directors and such restrictions shall lapse in accordance with the directions of the Committee pursuant to Section 9 upon the occurrence of an "event of payment" described in Section 10. The Director's right to receive Shares issued under
Section 7 shall not be affected by a termination of the trust described herein except in the case of a termination of the trust because of the Company's insolvency.

     9. Payments from Directors' Accounts. The aggregate amount credited to a Director's Cash Fees Account or Share Fees Account will be paid as the Committee directs, either in a lump sum (or in the case of a Share Fees Account a single distribution of Shares) or in substantially equal annual installments of Shares or cash (plus in the case of a Cash Fees Account interest determined pursuant to Section 6 on the unpaid balance in the Cash Fees Account) over a period of years specified by the Committee. The first installment (or the lump sum payment) will be paid following the occurrence of an "event of payment" as provided in Section 10. A Director may request that the timing of payment of any or all of his Cash Fees Account or Share Fees Account be changed by delivering a written request to the Committee at any time before payment of that part of his account is to be made; provided, that the timing of payment will be changed only if and to the extent that the Committee consents to the request.

     10. Events of Payment. A Director's interest in his Cash Fees Account or Share Fees Account shall become distributable:

          (a) promptly following the end of the Company's fiscal year in which any of the following events occurs:

               (i)   Death of the Director;

              (ii) Disability of the Director preventing continued service on the Board;

             (iii) Retirement of the Director from service as a Director of the Company in accordance with the policy on retirement of non-employee Directors then in effect;

              (iv) Cessation of service as a Director for any reason other than those specified in Subsections (i), (ii) and (iii); and

          (b)  immediately upon a Change in Control (as hereinafter defined).

     If a Director dies before all amounts credited to the Director's Cash Fees Account or Share Fees Account have been distributed, the balance will be paid promptly to the Director's designated beneficiary. If a Director dies without designating a beneficiary, or if the designated beneficiary predeceases the Director, the balance in the Director's Cash Fees Account and Share Fees Account will be paid promptly to the executor or administrator of the Director's estate. All beneficiary designations will be made by and be effective upon receipt of written notice delivered to the Committee.

     11. Discretionary Payments from Directors' Accounts. The Committee may at any time and from time to time direct that any or all of the amounts credited to a Director's Cash Fees Account or Share Fees Account be paid out currently to the Director or that installment payments being made pursuant to
Section 9 be accelerated. The Committee will make such directions according to its determination of what is in the best interests of a Director. No Director will have any right to direct how or whether the Committee will exercise its discretion.

     12. Change or Termination of Election. A Director may change or terminate any election made pursuant to the Plan by delivering written notice to the Committee. The change or termination will become effective pursuant to procedures established by the Committee from time to time to ensure compliance with Rule 16b-3 and sections of the Internal Revenue Code and regulations thereunder pertaining to the non-recognition of deferred income. Generally, but subject to the foregoing, a notice of change or termination will only relate to Director Fees payable for services rendered after the receipt of notice by the Committee. Amounts credited to the account of a Director before the effective date of the change or termination will not be affected by the notice and will be paid out only in accordance with Sections 9 and 10 above.

     13. Committee. The Board of Directors of the Company will appoint a Committee to be responsible for administering this Plan. No Director who is eligible to participate in this Plan may be a member of the Committee. The Committee will have the authority to determine the forms and procedures by which a Director may make elections and give notices pursuant to this Plan, or which are otherwise required to implement the Plan. All decisions of the Committee concerning the administration and interpretation of this Plan will be final, conclusive and binding.

     14. Nonassignability and General Rights. Neither the participation in this Plan, the crediting of amounts to a deferred compensation account, nor the right to receive any payment in the future under the Plan, will give a Director or a beneficiary any proprietary interest in the Company or any of its assets; and a Director or beneficiary will for all purposes be deemed to be a general creditor of the Company. The interests of a Director or beneficiary in the Plan cannot be assigned or pledged and will not be subject to the claims of creditors of the Director or the beneficiary of a deceased Director.

     15. Amendment. The Board of Directors will have the right to modify this Plan from time to time, with shareholder approval to the extent required by Rule 16b-3, or to terminate the Plan entirely; provided, however, that no modification or termination of the Plan will operate to annul an election already in effect for the fiscal year in which such modification or repeal is made.

     16. Share Certificates, Voting and Other Rights. A Director shall be entitled to all rights of a shareholder with respect to Shares held for his benefit by the Trustee or the Company as custodian (as the case may be), including the right to direct the Trustee or the Company as to the voting of the Shares. The Trustee or the Company shall hold for deferred payment to the Director all Shares purchased with cash dividends and other distributions paid or made with respect to the Shares. When Shares become distributable under the terms of the Plan to a Director, the Company shall not issue fractions of Shares. Whenever under the terms of the Plan a fractional Share would otherwise be required to be issued, the Director shall be paid in cash for such fractional Share based upon the Fair Market Value on, or as of a recent date prior to, the date of distribution.

     17. General Restrictions. The issuance of Shares or the delivery of certificates for Shares to or for the benefit of Directors hereunder shall be subject to the requirement that, if at any time the General Counsel of the Company shall reasonably determine, in his discretion, that the listing, registration or qualification of such Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, such issuance and delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the General Counsel.

     18. Change in Capital Structure. In the event of any change in the Company's common stock by reason of any stock dividend, spin-off, split, combination of Shares, exchange of Shares, warrants or rights offering to purchase common stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee in the number and kind of Shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

     19. Prior Plan Accounts; Cash Fees Accounts. When the Committee determines it is permissible to do so under Rule 16b-3, a Director may make a one-time election to have any or all of the balance in his Prior Plan Account invested in Shares. The making and timing of such election shall be in accordance with procedures established by the Committee.

     20. Governing Law. The Plan shall be construed and enforced pursuant to the laws of the Commonwealth of Virginia.

     21. Effective Date and Term. The Plan as amended and restated shall be effective as of the date it is adopted by the Board of Directors, subject to approval by the Company's shareholders; and shall remain in effect until amended or terminated by action of the Board as provided in Section 15.

     22. Definitions. As used herein, the following terms shall have the meanings indicated:

          (a) Agent. The entity employed by the Company to make purchases of Shares from the Company and to maintain accounts for the crediting of such Shares in accordance with Section 3 and Section 7.

          (b)  Change of Control.  "Change of Control" means:

               (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

               (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company; or

               (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

          (c) Fair Market Value. "Fair Market Value" as of a relevant date means the average of the lowest and highest sales prices of the Company's common stock as reported in the Wall Street Journal on such date (or, if there are no sales of the common stock on such date, the average of the low asked and high bid prices of the common stock as reported in the National Market System of the Nasdaq
      Stock Market at the close of business on such date).

          (d) Gender and Number. Every pronoun used in the Plan shall be of such sex or number as the text requires.

          (e) Investment Date. "Investment Date" means the first business day of each month on which the Nasdaq Stock Market is open for trading.

          (f) Prior Plan. "Prior Plan" means the Company's Deferred Compensation Plan for Directors as in effect immediately prior to the effective date specified in Section 21.

          (g) Prior Plan Account. "Prior Plan Account" means the account established under the Prior Plan to record the deferred cash Fees of a Director, including interest credited thereon pursuant to the terms of the Prior Plan.

          (h) Trustee. "Trustee" means the entity selected by the Committee and employed by the Company to hold Deferred Fees in trust for the benefit of the Directors and to perform such other duties as directed by the Committee or the Company. The Trustee shall be independent and unrelated to the Company, JNB, or any of their affiliates, and shall have corporate trustee powers under applicable state law.

                       Jefferson Bankshares, Inc.
                         123 East Main Street
                       Charlottesville, Virginia

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF SHAREHOLDERS ON APRIL 25, 1995

    	I appoint JAMES S. KENNAN, ROBERT E. STROUD and HOWARD B. WATKINS, or any one of them, with power of substitution to each, proxies to vote my shares of the stock of Jefferson Bankshares, Inc. at the annual meeting of shareholders to be held on April 25, 1995, or at any subsequent session of such meeting.

     WHEN THIS FORM IS PROPERLY EXECUTED, THE PROXIES WILL VOTE AS SPECIFICALLY INDICATED ON THE REVERSE SIDE. THE PROXIES WILL VOTE "FOR" NOMINEES IN PROPOSAL 1, UNLESS AUTHORITY TO DO SO IS WITHHELD, WILL VOTE "FOR" PROPOSALS 2, 3 AND 4 UNLESS ANOTHER CHOICE IS INDICATED AND WILL VOTE "AGAINST" PROPOSAL 5 UNLESS ANOTHER CHOICE IS INDICATED.

               (Continued and to be signed and dated on the reverse side.)

(Back Page)

1.  ELECTION OF DIRECTORS:

    FOR all nominees       WITHHOLD AUTHORITY to         *Exceptions  ( )
    listed below   ( )     vote for all nominees
                           listed below  ( )

Jefferson's Nominees: John T. Casteen, III; Hovey S. Dabney; Lawrence S. Eagleburger; Hunter Faulconer; Fred L. Glaize, III; Henry H. Harrell; Alex J. Kay, Jr.; J. A Kessler, Jr.; O. Kenton McCartney; W. A. Rinehart, III; Gilbert
M. Rosenthal; Alson H. Smith, Jr.; Lee C. Tait; H. A. Williamson, Jr. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write the nominee's name in the space provided below.)
*Exceptions _______________________________________________________________

2. APPROVAL OF 1995 LONG TERM INCENTIVE STOCK PLAN: To consider and vote upon the 1995 Long Term Incentive Stock Plan.

    FOR  ( )               AGAINST  ( )           ABSTAIN  ( )

3.  APPROVAL OF DEFERRED COMPENSATION AND STOCK PURCHASE PLAN FOR NON-EMPLOYEE
    DIRECTORS: To consider and vote upon Deferred Compensation and Stock Purchase Plan for Non-Employee Directors.

    FOR  ( )               AGAINST  ( )           ABSTAIN  ( )

4. APPROVAL OF AUDITORS: To approve the selection of KPMG Peat Marwick LLP as independent auditors for 1995.

    FOR  ( )               AGAINST  ( )           ABSTAIN  ( )

5. SHAREHOLDER PROPOSAL: To consider and vote upon a shareholder proposal to stagger the terms of the Board of Directors beginning in 1996.

    FOR  ( )               AGAINST  ( )           ABSTAIN  ( )

6. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting and to vote for any person recommended by the Board of Directors as a substitute for any nominee mentioned above if, at the time of the meeting, such nominee is unable or unwilling to serve.

                               Change of Address or Comments Mark Here  ( )

                                    Please date and sign exactly as
                                    name(s) appear(s) at left, including
                                    joint names.  A person signing in a
                                    representative capacity should
                                    indicate any title or the capacity.

                                    Dated:___________________, 1995

                                    ______________________________
                                              Signature

                                    ______________________________